Exhibit 99.1

News Release For Immediate Release

Ontrak Announces 2021 First Quarter Financial Results

•Revenue of $28.7 million, up 133% year over year
•Operating loss of $(2.9) million, a 52% improvement year over year
•Adjusted EBITDA of $1.9 million, achieving consecutive quarterly positive Adjusted EBITDA
•Record quarterly cash flow from operations of $6.4 million, compared to $(3.1) million in Q1 2020
•Jonathan Mayhew joins Ontrak as Chief Executive Officer
•New Treatment Effect study shows Ontrak produces 64% decline in inpatient admissions and statistically significant cost savings of $486 per member per month for those who graduate the program
•National contract signed with LifeStance Health expands Ontrak behavioral health network to 15,000 providers
•Company to Host Conference Call at 4:30 pm ET Today

Santa Monica, CA – May 6, 2021 – Ontrak, Inc. (NASDAQ: OTRK) (“Ontrak” or the “Company”), a leading AI-powered and telehealth-enabled, virtualized healthcare company, today reported its financial results for the first quarter ended March 31, 2021.

Management Commentary

“Ontrak delivered strong financial results in the first quarter and we continued to expand our relationships with health plans whose commercial and Medicare members urgently need access to quality behavioral healthcare services,” said Jonathan Mayhew, Chief Executive Officer of Ontrak. “Recently, we were also pleased to expand our network of behavioral health providers to a total of over 15,000 clinicians, in anticipation of surging demand for outpatient care in the aftermath of the pandemic. The results of our new Treatment Effect study, which were released earlier this week point to the tremendous opportunity for us to engage more individuals in outpatient services that save lives and significantly lower the cost of care. We believe that we are well positioned and well capitalized to meet the growing needs of a more diverse set of customers in 2021.”

First Quarter 2021 Financial Results Highlights
•Revenue for the first quarter of 2021 was $28.7 million, representing a 133% increase compared to the same period in 2020.
•Operating loss for the first quarter of 2021 was $(2.9) million, yielding an operating loss margin of (10)% compared to an operating loss of $(6.0) million for the same period in 2020, yielding an operating loss margin of (49)%.
•Adjusted EBITDA for the first quarter of 2021 was $1.9 million compared to adjusted EBITDA of $(3.6) million for the same period in 2020.
•Net loss for the first quarter of 2021 was $(5.5) million, or a $(0.44) diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends), compared to net loss of $(7.6) million, or a $(0.45) diluted net loss per share for the same period in 2020.
•Non-GAAP net loss for the first quarter of 2021 was $(0.7) million, or a $(0.17) non-GAAP diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends), compared to non-GAAP net loss of $(5.4) million, or a $(0.32) non-GAAP diluted net loss per share for the same period in 2020.

First Quarter 2021 and Recent Operating Highlights:

•Total enrolled members numbered 14,868 at the end of Q1 2021 and decreased to 12,376 as of the date of this release. The transitional disenrollment of members in our Ontrak-A program began in April, and we expect to disenroll the remaining 4,160 Ontrak-A members by the end of June.
•The Company initiated a reduction in workforce as a result of the termination notice from Ontrak-A. The workforce reduction plan, which was designed to effectively align our resources, manage our operating costs, and address the change in staffing needs in the short term, affected approximately 35% of full time positions. We incurred $1.0 million in the current period and estimate $0.3 million to be incurred in the second quarter, with the plan expected to reduce annual compensation expense by approximately $17 million, primarily in cost of revenue.
•The Company entered into a national contract with LifeStance Health, one of the nation's largest providers of outpatient mental health care, adding more than 3,000 behavioral clinicians, both virtually and in-person at 370 centers nationwide for a total Ontrak network of over 15,000 behavioral health clinicians.
•The Company extended its six year relationship with one of its existing customers with the signing of a contract extension for commercial and Medicare business.
•On April 12, 2021, Mr. Jonathan Mayhew joined Ontrak as Chief Executive Officer. Mr. Mayhew brings extensive healthcare experience and most recently served as Executive Vice President and Chief Transformation Officer of CVS Health. Concurrently, Mr. Terren Peizer, former CEO, was named Executive Chairman. Mr. Peizer continues to serve as Chairman of the Company's Board and remains majority shareholder.
•A new master services agreement for Medicare and Medicaid services was forwarded to DMAS on April 12 for review, reflecting the potential future expansion for one of our customers.

Financial Outlook

The following outlook is based on information available as of the date of this press release and is subject to change in the future. This outlook solely represents existing and planned enrollment launches, and program expansions with current health plan partners.

For the year ending December 31, 2021, the Company provides the following outlook:

•Given the arrival of Jonathan Mayhew as our CEO, we feel it would be appropriate to revise our guidance to revenue of $80-85 million, reflecting current expectations with our existing health plan customers regarding outreach pool, budget considerations and timing of expansions.

Conference Call & Webcast Details

The Company will host a conference call/webcast today at 4:30 pm ET/1:30 pm PT. Investors, analysts, employees and the general public can access the call by dialing (888) 771-4371 for U.S. participants or (847) 585-4405 for international participants, and referencing conference ID #50150585. A live and archived webcast of the event will be available at
https://www.ontrak-inc.com/presentations.html.

About Ontrak, Inc.

Ontrak, Inc. (f/k/a Catasys, Inc.) is a leading AI and telehealth enabled, virtualized healthcare company, whose mission is to help improve the health and save the lives of as many people as possible. The company’s PRE™ (Predict-Recommend-Engage) platform predicts people whose chronic disease will improve with behavior change, recommends effective care pathways that people are willing to follow, and engages people who are not getting the care they need. By combining predictive analytics with human engagement, Ontrak delivers improved member health and validated outcomes and savings to healthcare payors.

The company’s integrated, technology-enabled Ontrak™ programs, a critical component of the PRE platform, are designed to provide healthcare solutions to members with behavioral conditions that cause or exacerbate chronic medical conditions such as diabetes, hypertension, coronary artery disease, COPD, and congestive heart failure, which result in high medical costs. Ontrak has a unique ability to engage these members, who do not otherwise seek behavioral healthcare, leveraging proprietary enrollment capabilities built on deep insights into the drivers of care avoidance.

A landmark behavioral health study, “Treatment Effect of the Ontrak Program,” found that Ontrak’s program produces a statistically significant reduction of 64% in inpatient hospitalizations within the treatment group of individuals with untreated behavioral health needs and medical comorbidities. The program also resulted in an increase in utilization of preventative behavioral healthcare office visits. The savings for members who completed the 12-month program were statistically significant and notable at $486 per member per month, which equates to a savings of nearly $12,000 per member over two years, post enrollment. The cost for all-cause health office visits rose $110 per member per month, a positive change indicating uptake of productive, preventive care and fewer costly and avoidable inpatient hospitalizations. Advisors to the Ontrak research team led by Dr. Hilary Placzek include Robert M Kaplan, faculty member at the Stanford School of Medicine Clinical Excellence Research Center (CERC) and Jill Glassman PhD, Biostatistician and Senior Center Manager of Quantitative Analysis at the Stanford School of Medicine Clinical Excellence Research Center (CERC).

Ontrak integrates evidence-based psychosocial and medical interventions delivered either in-person or via telehealth, along with care coaching and in-market Community Care Coordinators who address the social and environmental determinants of health, including loneliness. The company’s programs improve member health and deliver validated cost savings to healthcare payors.

Learn more at www.ontrak-inc.com

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements may include for example statements regarding: the opportunity for us to engage more individuals in outpatient services that save lives and lower the cost of care as a result of the Treatment Effect study; expectations of expanded relationships with health plan customers; being well positioned and well capitalized to meet the growing needs of a more diverse set of customers in 2021; our ability to effectively align our resources, manage our operating costs and address the change in staffing needs; and our ability to engage these members and to leveraging proprietary enrollment capabilities. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations; limited operating history; our inability to execute our business plan; increase our revenue and achieve profitability; lower than anticipated eligible members under our contracts; our inability to recognize revenue; lack of outcomes and statistically significant formal research studies; difficulty enrolling new members and maintaining existing members in our programs; the risk that the treatment programs might not be effective; difficulty in developing, exploiting and protecting proprietary technologies; intense competition and substantial regulation in the health care industry; business disruption and related risks resulting from the outbreak of the novel coronavirus 2019; high customer concentration; dependence on key personnel and the ability to recruit, retain and develop a large and diverse workforce; the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; our ability to raise additional capital when needed and our liquidity; and risks related to our ability to realize the potential benefits of and to effectively integrate acquisitions. You are urged to consider statements that include the words “may,” “will,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-

looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures. The non-GAAP financial measures presented include EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss, and Non-GAAP net loss per common share, which are not U.S. GAAP financial measures, and clarifies and enhances an understanding of our past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

EBITDA consists of net loss before interest, taxes, depreciation and amortization expenses. Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, reduction in workforce costs, acquisition related costs and (gain) loss on change in fair value of warrant liability and contingent liability. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

Non-GAAP net loss consists of net loss adjusted for stock-based compensation, acquisition related costs, (gain) loss on change in fair value of warrant liability and write-off of debt issuance costs. Non-GAAP net loss per common share consists of loss per share adjusted for non-GAAP net loss attributable to common stockholders. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

We believe the above non-GAAP financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss and Non-GAAP net loss per common share may vary from that of others in our industry. Neither EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss nor Non-GAAP net loss per common share should be considered as an alternative to net loss before taxes, net loss, net loss per common share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Contact

For Investors:

Caroline Paul
Gilmartin Group
investors@ontrak-inc.com

ONTRAK, INC.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$28,722	$12,338
Cost of revenue	12,750	7,233
Gross profit	15,972	5,105

Operating expenses:
Research and development	4,569	1,944
Sales and marketing	1,942	877
General and administrative	12,341	8,288
Total operating expenses	18,852	11,109
Operating loss	(2,880)	(6,004)

Other (expense) income, net	(606)	64
Interest expense, net	(2,007)	(1,655)
Net loss	$(5,493)	$(7,595)
Dividends on preferred stock - declared and undeclared	(2,239)	—
Net loss attributable to common stockholders	$(7,732)	$(7,595)

Net loss per common share, basic and diluted	$(0.44)	$(0.45)

Weighted-average common shares outstanding, basic and diluted	17,622	16,693

ONTRAK, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,	December 31,
	2021	2020
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$92,467	$86,907
Restricted cash - current	9,127	9,127
Receivables, net	14,553	16,682
Unbilled receivables	3,669	4,426
Deferred costs - current	1,602	2,352
Prepaid expenses and other current assets	4,204	4,144
Total current assets	125,622	123,638
Long-term assets:
Property and equipment, net	3,090	2,273
Restricted cash - long-term	4,987	7,176
Goodwill	5,713	5,727
Intangible assets, net	3,261	3,561
Other assets	290	367
Operating lease right-of-use assets	1,965	1,959
Total assets	$144,928	$144,701

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,297	$1,287
Accrued compensation and benefits	5,918	4,723
Deferred revenue	24,940	20,954
Current portion of operating lease liabilities	501	434
Other accrued liabilities	7,988	9,012
Total current liabilities	40,644	36,410
Long-term liabilities:
Long-term debt, net	45,918	45,719
Long-term operating lease liabilities	1,365	1,403
Long-term finance lease liabilities	334	418
Total liabilities	88,261	83,950
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 3,770,265 shares issued and outstanding at each of March 31, 2021 and December 31, 2019	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 17,729,740 and 17,543,218 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	416,182	414,773
Accumulated deficit	(359,517)	(354,024)
Total stockholders' equity	56,667	60,751
Total liabilities and stockholders' equity	$144,928	$144,701

ONTRAK, INC.
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(5,493)	$(7,595)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	2,574	2,272
Paid-in-kind interest expense	—	1,453
Depreciation expense	162	23
Amortization expense	701	347
Change in fair value of warrants	—	(64)
Change in fair value of contingent consideration	635	—
401(k) employer match in common shares	257	—
Changes in operating assets and liabilities:
Receivables	2,129	633
Unbilled receivables	756	(626)
Prepaid expenses and other current assets	640	(612)
Accounts payable	(117)	349
Deferred revenue	3,985	907
Leases liabilities	29	(88)
Other accrued liabilities	174	(145)
Net cash provided by (used in) operating activities	6,432	(3,146)

Cash flows from investing activities
Purchases of property and equipment	(827)	(14)
Net cash used in investing activities	(827)	(14)

Cash flows from financing activities
Dividends paid	(2,200)	—
Proceeds from warrant exercise	58	20
Proceeds from options exercise	726	1,567
Finance lease obligations	(78)	(36)
Financed insurance premium payments	(740)	—
Net cash (used in) provided by financing activities	(2,234)	1,551
Net change in cash and restricted cash	3,371	(1,609)
Cash and restricted cash at beginning of period	103,210	14,018
Cash and restricted cash at end of period	$106,581	$12,409

Supplemental disclosure of cash flow information:
Interest paid	$1,820	$3
Non cash financing and investing activities:
Finance lease and accrued purchases of property and equipment	226	—
Stock options exercise in transit	—	192

ONTRAK, INC.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

Reconciliation of Operating Loss to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2021	2020
Operating loss	$(2,880)	$(6,004)
Depreciation expense	162	23
Amortization expense (1)	502	147
EBITDA	(2,216)	(5,834)
Stock-based compensation expense	2,574	2,272
Reduction in workforce costs (2)	1,004	—
Acquisition related costs (3)	583	—
Adjusted EBITDA	$1,945	$(3,562)
Adjusted EBITDA Margin	7%	(29)%

Reconciliation of Net Loss to Non-GAAP Net Loss; and Net Loss per Common Share to Non-GAAP Net Loss per Common Share

	Three Months Ended March 31,
	2021	2020
Net loss	$(5,493)	$(7,595)
Stock-based compensation expense	2,574	2,272
Reduction in workforce costs (2)	1,004	—
Gain on change in fair value of warrant liability	(29)	(64)
Loss on change in fair value of contingent liability (4)	635	—
Acquisition related costs (3)	583	—
Non-GAAP net loss	$(726)	$(5,387)
Dividends on preferred stock - declared and undeclared	(2,239)	—
Non-GAAP net loss attributable to common stockholders	$(2,965)	$(5,387)

Net loss per common share - basic and diluted	$(0.44)	$(0.45)
Non-GAAP net loss per common share - basic and diluted	(0.17)	(0.32)
Weighted-average common shares outstanding - basic and diluted	17,622	16,693
_______________________
(1) Relates to operating and financing ROU assets and acquired intangible assets.
(2) Relates to reduction in workforce announced in March 2021 as a result of the contract termination notice from our largest customer with an effective date of June 26, 2021 and includes one-time severance and related benefit costs.
(3) Includes external legal, accounting, and advisory costs associated with an acquisition.
(4) Relates to loss resulting from change in fair value of contingent liability related to a stock price guarantee associated with an acquisition.